EXHIBIT 99.1
HOME PROPERTIES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
THIRD QUARTER 2008

FOR IMMEDIATE RELEASE

HOME PROPERTIES REPORTS THIRD QUARTER 2008 RESULTS

ROCHESTER, NY, NOVEMBER 5, 2008 – Home Properties (NYSE:HME) today released financial results for the third quarter ending September 30, 2008.  All results are reported on a diluted basis.

“Operating results for the third quarter remained positive, despite the challenging economic environment,” said Edward J. Pettinella, Home Properties President and Chief Executive Officer.  “Despite deteriorating economic conditions, net operating income growth was 2.6% from the year-ago quarter, Funds from Operations per share increased 2.4%, and occupancy at 95.1% was the highest level since 2000.  Our core business strategy and geographic footprint continued to provide a good defense in a turbulent environment.”

Earnings per share ("EPS") for the quarter ended September 30, 2008 was $0.23, compared to $0.84 for the quarter ended September 30, 2007.  The decrease is primarily attributable to a $27.9 million (before the allocation of minority interest), or $0.59 per share, gain on sale of real estate in the third quarter of 2007.  EPS for the nine months ended September 30, 2008 was $1.31, compared to $1.25 for the nine months ended September 30, 2007.  The year-over-year increase of $0.06 per share is primarily attributable to a non-cash charge of $1.9 million in 2007, resulting from costs associated with the initial offering of the Series F Preferred Shares, which were redeemed.

For the quarter ended September 30, 2008, Funds From Operations ("FFO") was $39.0 million, or $0.86 per share, compared to $39.5 million, or $0.84 per share, for the quarter ended September 30, 2007, which equates to a 2.4% increase.  FFO for the nine months ended September 30, 2008 was $2.55 per share, compared to $2.42 in the year-ago period.  Excluding the effects of the $1.9 million charge related to the Series F Preferred Share redemption in the first quarter of 2007, Operating FFO for the nine months ended September 30, 2007 was $2.46.  A reconciliation of GAAP net income to FFO is included in the financial data accompanying this news release.

Third Quarter Operating Results

For the third quarter of 2008, same-property comparisons (for 110 “Core” properties containing 35,188 apartment units owned since January 1, 2007) reflected an increase in total revenue of 3.4%, compared to the same quarter a year ago.  Net operating income (“NOI”) increased by 2.6% from the third quarter of 2007.  Property level operating expenses increased by 4.6% for the quarter, primarily due to increases in repairs and maintenance, and legal and professional expense, which were partially offset by a reduction in property insurance.

Home Properties Reports Third Quarter 2008 Results
For Immediate Release: November 5, 2008

Average physical occupancy for the Core properties was 95.1% during the third quarter of 2008, compared to 95.0% during the third quarter of 2007.  Average monthly rental rates, including utility reimbursements, increased 3.3% compared to the year-ago period.  The 3.3% increase in rental rates, less a 0.3% decrease in economic occupancy, produced 3.0% growth in rental revenue.  Increases in other income increased growth in total property revenue to 3.4%.

On a sequential basis, compared to the 2008 second quarter results for the Core properties, base rental revenue (excluding utility reimbursement) was up 0.7% in the third quarter of 2008, expenses were up 2.3%, and net operating income was down 1.8%.  Average physical occupancy held steady at 95.1% and total revenue, including utility reimbursements, was 0.1% lower.  The rental revenue decrease in the third quarter compared to the second quarter was due to the typical seasonality from lower heating cost reimbursements.  The expense increase was mainly due to higher repairs and maintenance.

Physical occupancy for the 1,757 apartment units acquired/developed between January 1, 2007 and September 30, 2008 (the “Recently Acquired Communities”) averaged 92.7% during the third quarter of 2008.

Year-to-Date Operating Results

For the nine months ended September 30, 2008, same-property comparisons for the Core properties reflected an increase in total revenue of 3.2%, resulting in a 3.6% increase in net operating income compared to the first nine months of 2007.  Property level operating expenses increased by 2.7%, primarily due to increases in repairs and maintenance, real estate taxes and trash removal costs, which were partially offset by a reduction in natural gas heating costs.

Average physical occupancy for the Core properties was 95.0% during the first nine months of 2008, up from 94.8% a year ago, with average monthly rents, including utility reimbursements, rising 3.0%.

Acquisitions and Dispositions

There were no acquisitions during the 2008 third quarter.  Subsequent to the end of the quarter, on October 29, 2008, the Company acquired Saddle Brooke Apartments, a 468-unit apartment community located in Cockeysville, Maryland for $51.5 million, including closing costs, which equates to approximately $110,000 per apartment unit.  Consideration for the purchase included the assumption of two existing mortgages.  The first mortgage totaled $28.7 million (fair market value of $27.5 million) at a fixed interest rate of 4.87% maturing on November 1, 2013.  The second mortgage totaled $3.3 million at a fixed rate of 6.12% maturing on November 1, 2013.  The balance of the purchase price was in cash.  The weighted average first year capitalization rate projected on this acquisition is 6.7% after allocating 3% of rental revenues for management and overhead expenses and before normalized capital expenditures.

There were no dispositions during the 2008 third quarter.  Amounts included in discontinued operations are the residual settlement items associated with first quarter 2008 dispositions.

Home Properties Reports Third Quarter 2008 Results
For Immediate Release: November 5, 2008

Subsequent to the end of the quarter, on October 15, 2008, the Company sold Village Square Apartments, with a total of 128 units, in Philadelphia, Pennsylvania for $13.1 million.  A gain on sale of approximately $6.9 million, before the allocation of minority interest, will be recorded in the fourth quarter related to this sale.  The weighted average first year capitalization rate projected on this disposition is 6.5%.

Capital Markets Activities

As of September 30, 2008, the Company’s ratio of debt-to-total market capitalization was 46.1% (based on the September 30, 2008 closing stock price of $57.95 to determine equity value), with $68.5 million outstanding on its $140 million revolving credit facility and $5.4 million of unrestricted cash on hand.  Total debt of $2.2 billion was outstanding, at rates of interest averaging 5.5% and with staggered maturities averaging approximately six years.  Approximately 94.4% of total indebtedness is at fixed rates.  Interest coverage averaged 2.3 times during the third quarter and the fixed charge ratio averaged 2.2 times for the quarter.

The Company did not repurchase any common shares during the third quarter of 2008.  As of September 30, 2008, the Company has Board authorization to buy back up to 2,291,160 additional shares of its common stock or Operating Partnership Units.

Subsequent to the end of the quarter, on October 31, 2008, the Company repurchased $18 million face value of its Exchangeable Senior Notes for $13.9 million in a privately negotiated transaction.  A gain on debt extinguishment of approximately $3.9 million will be recorded in the fourth quarter.  After fees and other accruals, this transaction adds $0.07 per share to the FFO run rate for the fourth quarter.

Outlook

For 2008, the Company has increased its prior guidance based on lower actual third quarter results compared to the original range of guidance and higher results now expected for the fourth quarter and now expects FFO per share to be between $3.44 and $3.48 per share, which will produce FFO per share growth of 7.4% to 8.7% when compared to 2007 results.  This guidance range reflects management’s current assessment of economic and market conditions.

The guidance for the fourth quarter of 2008 has been increased and is expected to be between $0.89 and $0.93.

Supplemental Information

The Company produces supplemental information that provides details regarding property operations, other income, acquisitions, sales, geographic market breakdown, debt and new development.  The supplemental information is available via the Company's Web site, e-mail or facsimile upon request.

Third Quarter Conference Call

The Company will conduct a conference call and simultaneous Webcast tomorrow at 11:30 AM Eastern Time to review and comment on the information reported in this release.  To listen to the call, please dial 800-266-2145 (International 212-676-5362).  A replay of the call

Home Properties Reports Third Quarter 2008 Results
For Immediate Release: November 5, 2008

will be available through November 12, 2008, by dialing 800-633-8284 or 402-977-9140 and entering 21354477.  The Company webcast, which includes a slide presentation, will be available, live at 11:30 AM and archived by 1:00 PM, through the "Investors" section of the Web site, homeproperties.com, on the Investor Relations home page.

This press release contains forward-looking statements.  Although the Company believes expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  Factors that may cause actual results to differ include general economic and local real estate conditions, the weather and other conditions that might affect operating expenses, the timely completion of repositioning and new development activities within anticipated budgets, the actual pace of future acquisitions and dispositions, and continued access to capital to fund growth.

Home Properties is a publicly traded apartment real estate investment trust that owns, operates, develops, acquires and rehabilitates apartment communities primarily in selected Northeast, Mid-Atlantic and Southeast Florida markets.  Currently, Home Properties operates 118 communities containing 38,436 apartment units.  Of these, 37,286 units in 116 communities are owned directly by the Company; 868 units are partially owned and managed by the Company as general partner, and 282 units are managed for other owners.  For more information, visit Home Properties’ Web site at homeproperties.com.

Tables to follow.

Home Properties Reports Third Quarter 2008 Results
For Immediate Release: November 5, 2008

	Avg. Physical
Third Quarter Results:	Occupancy(a)		3Q 2008	3Q 2008 vs. 3Q 2007 % Growth
			Average
			Monthly	Base
			Rent /	Rental	Total	Total
	3Q 2008	3Q 2007	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	95.1%	95.0%	$1,142	2.8%	3.4%	4.6%	2.6%
Acquisition Properties(c)	92.7%	NA	$1,043	NA	NA	NA	NA
TOTAL PORTFOLIO	95.0%	NA	$1,136	NA	NA	NA	NA

	Avg. Physical
Year-To-Date Results:	Occupancy(a)		YTD 2008	YTD 2008 vs. YTD 2007 % Growth
			Average
			Monthly	Base
			Rent /	Rental	Total	Total
	YTD '08	YTD '07	Occ Unit	Rates	Revenue	Expense	NOI
Core Properties(b)	95.0%	94.8%	$1,131	2.8%	3.2%	2.7%	3.6%
Acquisition Properties(c)	93.7%	NA	$1,038	NA	NA	NA	NA
TOTAL PORTFOLIO	94.9%	NA	$1,126	NA	NA	NA	NA

(a)
Average physical occupancy is defined as total possible rental income, net of vacancy expense, as a percentage of total possible rental income.  Total possible rental income is determined by valuing occupied units at contract rates and vacant units at market rents.

(b)	Core Properties includes 110 properties with 35,188 apartment units owned throughout 2007 and 2008.

(c)	Acquisition Properties consist of 6 properties with 1,757 apartment units acquired/developed subsequent to January 1, 2007.

Home Properties Reports Third Quarter 2008 Results
For Immediate Release: November 5, 2008

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2008	2007	2008	2007
Rental income	$119,030	$115,170	$354,293	$340,576
Property other income	9,394	7,927	31,915	27,901
Interest income	20	396	160	1,686
Other income	30	229	308	1,062
Total revenues	128,474	123,722	386,676	371,225
Operating and maintenance	53,006	49,792	161,121	153,529
General and administrative	5,948	6,159	18,788	17,630
Interest	29,944	29,200	88,858	88,314
Depreciation and amortization	29,287	27,385	86,552	80,791
Total expenses	118,185	112,536	355,319	340,264
Income from operations	10,289	11,186	31,357	30,961
Minority interest in Operating Partnership	(3,002)	(3,183)	(9,220)	(7,946)
Income from continuing operations	7,287	8,003	22,137	23,015
Discontinued operations
Income (loss) from operations, net of minority interest	14	617	(901)	2,825
Gain on disposition of property, net of minority interest	-	19,995	21,070	19,747
Discontinued operations	14	20,612	20,169	22,572
Net Income	7,301	28,615	42,306	45,587
Preferred dividends	-	-	-	(1,290)
Redemption of preferred stock	-	-	-	(1,902)
Net income available to common shareholders	$7,301	$28,615	$42,306	$42,395
Reconciliation from net income available to common shareholders to Funds From Operations:
Net income available to common shareholders	$7,301	$28,615	$42,306	$42,395
Real property depreciation and amortization	28,666	27,453	84,824	82,623
Minority interest	3,002	3,183	9,220	7,946
Minority interest – income (loss) from discontinued operations	6	245	(375)	1,134
Gain on disposition of property, net of minority interest	-	(19,995)	(21,070)	(19,747)
Loss from early extinguishment of debt in connection with sale of real estate	-	-	1,384	-
FFO - basic (1)	$38,975	$39,501	$116,289	$114,351

(1)
Pursuant to the revised definition of Funds From Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), FFO is defined as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")) excluding gains or losses from disposition of property, minority interest and extraordinary items plus depreciation from real property.  In 2008, the Company added back debt extinguishment costs which were incurred as a result of repaying property specific debt triggered upon sale as a gain or loss on sale of the property. Because of the limitations of the FFO definition as published by NAREIT as set forth above, the Company has made certain interpretations in applying the definition.  The Company believes all adjustments not specifically provided for are consistent with the definition.  Other similarly titled measures may not be calculated in the same manner.

Home Properties Reports Third Quarter 2008 Results
For Immediate Release: November 5, 2008

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data – Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2008	2007	2008	2007
FFO – basic	$38,975	$39,501	$116,289	$114,351
Preferred dividends - convertible preferred stock (2)	-	-	-	-
FFO – diluted	$38,975	$39,501	$116,289	$114,351

FFO – basic	$38,975	$39,501	$116,289	$114,351
Preferred dividends - convertible preferred stock (2)	-	-	-	-
Redemption of Series F Preferred stock	-	-	-	1,902
FFO - operating (4)	$38,975	$39,501	$116,289	$116,253

FFO – basic	$38,975	$39,501	$116,289	$114,351
Preferred dividends - convertible preferred stock (2)	-	-	-	-
Recurring non-revenue generating capital expenses	(7,202)	(7,155)	(21,638)	(21,482)
AFFO (5)	$31,773	$32,346	$94,651	$92,869

FFO – operating	$38,975	$39,501	$116,289	$116,253
Recurring non-revenue generating capital expenses	(7,202)	(7,155)	(21,638)	(21,482)
AFFO - operating	$31,773	$32,346	$94,651	$94,771
Weighted average shares/units outstanding:
Shares – basic	31,884.1	33,382.4	31,914.7	33,222.5
Shares – diluted	32,395.0	33,973.1	32,357.4	33,951.8
Shares/units – basic (3)	45,049.0	46,710.4	45,221.7	46,611.7
Shares/units – diluted (3)	45,559.9	47,301.1	45,664.3	47,341.0
Per share/unit:
Net income – basic	$0.23	$0.86	$1.33	$1.28
Net income – diluted	$0.23	$0.84	$1.31	$1.25
FFO – basic	$0.87	$0.85	$2.57	$2.45
FFO – diluted	$0.86	$0.84	$2.55	$2.42
Operating FFO – diluted, before preferred stock redemption (4)	$0.86	$0.84	$2.55	$2.46
AFFO (5)	$0.70	$0.68	$2.07	$1.96
Operating AFFO – before preferred stock redemption (4) (5)	$0.70	$0.68	$2.07	$2.00
Common Dividend paid	$0.66	$0.65	$1.98	$1.95

(2)	There was no convertible preferred stock outstanding during the periods presented.

(3)
Basic includes common stock outstanding plus operating partnership units in Home Properties, L.P., which can be converted into shares of common stock.  Diluted includes additional common stock equivalents.

(4)
Operating FFO is defined as FFO as computed in accordance with NAREIT definition, adjusted for the addback of real estate impairment charges and preferred stock redemption costs.  This is presented for a consistent comparison of how NAREIT defined FFO in 2003.

(5)
Adjusted Funds From Operations ("AFFO") is defined as gross FFO less an annual reserve for anticipated recurring, non-revenue generating capitalized costs of $780 and $760 per apartment unit in 2008 and 2007, respectively.  The resulting sum is divided by the weighted average shares/units on a diluted basis to arrive at AFFO per share/unit.

Home Properties Reports Third Quarter 2008 Results
For Immediate Release: November 5, 2008

HOME PROPERTIES, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands - Unaudited)

	September 30, 2008	December 31, 2007
Land	$507,022	$510,120
Construction in progress, including land	88,058	54,069
Buildings, improvements and equipment	3,167,383	3,115,966
	3,762,463	3,680,155
Accumulated depreciation	(619,010)	(543,917)
Real estate, net	3,143,453	3,136,238

Cash and cash equivalents	5,414	6,109
Cash in escrows	27,883	31,005
Accounts receivable	11,457	11,109
Prepaid expenses	17,516	15,560
Deferred charges	11,393	12,371
Other assets	7,115	4,031
Total assets	$3,224,231	$3,216,423
Mortgage notes payable	$1,975,000	$1,986,789
Exchangeable senior notes	200,000	200,000
Line of credit	68,500	2,500
Accounts payable	23,231	18,616
Accrued interest payable	12,968	10,984
Accrued expenses and other liabilities	30,204	27,586
Security deposits	22,354	22,826
Total liabilities	2,332,257	2,269,301

Minority interest	259,057	279,061
Stockholders’ equity	632,917	668,061
Total liabilities and stockholders’ equity	$3,224,231	$3,216,423

Total shares/units outstanding:
Common stock	32,219.1	32,600.6
Operating partnership units	13,009.3	13,446.9
	45,228.4	46,047.5

# # #

For further information:

David P. Gardner, Executive Vice President and Chief Financial Officer, (585) 246-4113
Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237

OWNED COMMUNITY RESULTS

THIRD QUARTER 2008						3Q '08 versus 3Q '07
						% Growth
	# of	Date	3Q '08	3Q '08	Year Ago	Rental	Total	Total	Total	3Q '08
	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates(1)	Revenue	Expense	NOI	% Co. NOI
Baltimore Region
Bonnie Ridge	960	7/1/1999	$1,080	92.0%	93.7%	5.3%	4.8%	0.0%	7.7%
Canterbury Apartments	618	7/16/1999	$940	94.9%	95.7%	3.4%	4.6%	4.5%	4.6%
Country Village	344	4/30/1998	$908	93.7%	96.2%	4.4%	1.5%	8.7%	-3.2%
Dunfield Townhomes	312	11/1/2007	$1,063	93.9%	n/a	n/a	n/a	n/a	n/a
Falcon Crest	396	7/16/1999	$975	92.7%	91.8%	1.6%	2.8%	-11.6%	12.1%
Fox Hall Apartments	720	3/29/2007	$831	91.1%	94.8%	-1.3%	-4.7%	-3.9%	-5.3%
Gateway Village	132	7/16/1999	$1,285	96.0%	95.4%	3.8%	3.8%	6.0%	2.6%
Heritage Woods	164	10/4/2006	$1,026	94.5%	96.5%	5.9%	9.0%	2.2%	14.2%
Mill Towne Village Apts	384	5/31/2001	$867	94.7%	94.1%	1.7%	4.2%	1.9%	5.7%
Morningside Heights	1,050	4/30/1998	$879	92.3%	94.7%	2.8%	0.2%	5.7%	-2.8%
Owings Run	504	7/16/1999	$1,194	95.3%	94.4%	3.2%	5.3%	-0.2%	8.6%
Ridgeview at Wakefield Valley	204	1/13/2005	$1,176	94.1%	95.0%	7.3%	7.8%	3.6%	11.0%
Selford Townhomes	102	7/16/1999	$1,321	92.2%	94.1%	4.3%	-2.2%	2.2%	-4.6%
The Coves at Chesapeake	469	11/20/2006	$1,207	91.0%	94.3%	4.3%	4.3%	-1.2%	8.0%
Timbercroft Townhomes	284	7/16/1999	$864	98.5%	99.1%	3.9%	1.1%	19.3%	-8.6%
Top Field	156	10/4/2006	$1,171	96.4%	95.6%	6.9%	12.3%	-3.0%	21.4%
Village Square Townhomes	370	7/16/1999	$1,146	95.0%	95.3%	3.0%	3.3%	10.1%	-0.2%
Woodholme Manor	177	3/31/2001	$853	94.9%	95.2%	3.6%	5.5%	7.5%	3.9%
Total Baltimore Region	7,346		$1,005	93.5%	94.8%	3.4%	3.0%	2.0%	3.7%	18.1%

Boston Region
Gardencrest	696	6/28/2002	$1,493	96.6%	96.8%	4.6%	5.2%	-7.4%	12.2%
Highland House	172	5/31/2006	$1,151	96.0%	97.3%	2.6%	-0.1%	26.1%	-12.7%
Liberty Place	107	6/6/2006	$1,414	96.8%	91.2%	1.1%	9.4%	9.0%	9.6%
Stone Ends	280	2/12/2003	$1,237	95.2%	96.2%	0.5%	1.2%	2.3%	0.6%
The Heights at Marlborough	348	9/7/2006	$1,160	96.0%	95.3%	-0.7%	-3.2%	-8.7%	0.1%
The Meadows at Marlborough	264	9/7/2006	$1,148	95.4%	95.5%	0.7%	2.9%	-8.2%	12.1%
The Townhomes of Beverly	204	2/15/2007	$1,450	95.3%	92.9%	-0.1%	3.3%	16.2%	-4.2%
The Village at Marshfield	276	3/17/2004	$1,173	95.4%	98.0%	2.9%	0.2%	-11.9%	7.1%
Westwoods	35	4/30/2007	$1,261	96.0%	92.6%	4.2%	10.7%	44.6%	-8.9%
Total Boston Region	2,382		$1,304	96.0%	95.9%	2.1%	2.6%	-1.6%	5.0%	7.9%

Chicago Region
Blackhawk	371	10/20/2000	$897	95.7%	95.8%	3.6%	3.7%	7.8%	-1.2%
Courtyards Village	224	8/29/2001	$836	97.8%	97.7%	4.4%	8.6%	1.8%	15.5%
Cypress Place	192	12/27/2000	$956	97.7%	98.8%	4.4%	8.1%	12.4%	2.8%
The Colony	783	9/1/1999	$902	97.1%	98.1%	4.8%	3.2%	-15.0%	22.1%
The New Colonies	672	6/23/1998	$727	95.0%	93.3%	0.9%	8.6%	13.6%	4.2%
Total Chicago Region	2,242		$847	96.4%	96.5%	3.5%	5.7%	0.4%	11.1%	4.0%

Florida Region
The Hamptons	668	7/7/2004	$1,034	95.8%	94.3%	-0.4%	2.7%	3.2%	2.1%
Vinings at Hampton Village	168	7/7/2004	$1,139	94.4%	95.1%	0.3%	-4.8%	8.3%	-17.1%
Total Florida Region	836		$1,055	95.5%	94.4%	-0.3%	1.0%	4.4%	-2.0%	1.8%

Hudson Valley Region
Lakeshore Villas	152	7/17/1996	$1,050	96.3%	96.3%	0.3%	2.2%	10.7%	-4.2%
Patricia	100	7/7/1998	$1,458	94.0%	98.6%	3.2%	4.8%	12.4%	1.2%
Sherwood Consolidation	224	10/11/2002	$1,328	97.3%	96.5%	6.2%	6.0%	0.0%	11.5%
Sunset Gardens	217	7/17/1996	$957	93.9%	97.3%	5.1%	1.0%	11.5%	-6.8%
Total Hudson Valley Region	693		$1,170	95.6%	97.0%	4.1%	3.7%	6.8%	1.5%	1.8%

Long Island, NY Region
Bayview / Colonial	160	11/1/2000	$1,186	96.9%	96.4%	-1.6%	-1.8%	-10.0%	4.0%
Cambridge Village	82	3/1/2002	$1,653	97.4%	97.5%	1.7%	3.0%	4.0%	2.3%
Devonshire Hills	297	7/16/2001	$1,710	97.5%	95.8%	-0.5%	0.5%	2.4%	-0.4%
Hawthorne Court	434	4/4/2002	$1,392	97.4%	94.8%	0.6%	2.6%	1.8%	3.3%
Heritage Square	80	4/4/2002	$1,670	95.8%	97.0%	3.1%	3.3%	4.5%	2.3%
Holiday Square	144	5/31/2002	$1,163	95.7%	94.3%	2.3%	3.7%	4.9%	3.0%
Lake Grove Apartments	368	2/3/1997	$1,370	95.9%	95.4%	-0.7%	-3.1%	3.6%	-6.7%
Mid- Island Estates	232	7/1/1997	$1,320	95.1%	96.7%	1.3%	-1.7%	3.0%	-4.8%
Sayville Commons	342	7/15/2005	$1,512	95.4%	98.2%	2.9%	0.3%	3.4%	-1.7%
South Bay Manor	61	9/11/2000	$1,612	96.6%	96.1%	1.8%	2.6%	16.3%	-6.5%
Southern Meadows	452	6/29/2001	$1,365	96.6%	95.6%	2.5%	2.9%	4.4%	1.7%
Stratford Greens	359	3/1/2002	$1,458	95.9%	95.2%	1.9%	2.7%	15.7%	-4.9%
Westwood Village Apts	242	3/1/2002	$2,343	96.4%	95.7%	3.8%	3.9%	5.3%	2.9%
Woodmont Village Apts	96	3/1/2002	$1,297	95.7%	96.0%	-1.2%	-4.0%	16.0%	-13.0%
Yorkshire Village Apts	40	3/1/2002	$1,741	96.7%	94.1%	5.6%	9.0%	7.7%	10.2%
Total Long Island Region	3,389		$1,495	96.4%	95.9%	1.5%	1.3%	4.7%	-1.0%	11.8%

Maine Region
Liberty Commons	120	8/30/2006	$1,187	94.7%	95.7%	2.7%	0.2%	0.4%	0.1%
Redbank Village	500	7/7/1998	$857	95.0%	97.2%	4.1%	1.1%	18.6%	-10.6%
Total Maine Region	620		$921	95.0%	96.8%	3.7%	0.9%	14.4%	-7.7%	1.2%

New Jersey Region
Barrington Gardens	148	3/1/2005	$1,088	97.1%	93.1%	11.8%	10.9%	5.8%	15.6%
Chatham Hill Apartments	308	1/30/2004	$1,747	94.8%	94.3%	6.0%	9.1%	40.1%	-2.4%
East Hill Gardens	33	7/7/1998	$1,499	95.9%	91.3%	-0.5%	4.8%	6.1%	4.0%
Hackensack Gardens	198	3/1/2005	$1,023	95.9%	97.1%	6.9%	9.0%	9.0%	8.9%
Jacob Ford Village	270	2/15/2007	$1,102	95.3%	92.2%	5.7%	11.1%	15.9%	8.3%
Lakeview	106	7/7/1998	$1,360	94.2%	97.1%	3.1%	0.6%	15.0%	-7.2%
Northwood Apartments	134	1/30/2004	$1,324	94.9%	96.3%	5.0%	4.6%	4.9%	4.3%
Oak Manor	77	7/7/1998	$1,772	95.3%	95.5%	0.8%	2.7%	28.0%	-10.5%
Pleasant View	1,142	7/7/1998	$1,157	94.1%	93.5%	1.9%	2.9%	10.9%	-1.7%
Pleasure Bay	270	7/7/1998	$1,077	95.8%	94.3%	-0.8%	1.4%	1.2%	1.5%
Regency Club	372	9/24/2004	$1,140	96.5%	94.8%	1.7%	4.1%	1.9%	5.8%
Royal Gardens Apartments	550	5/28/1997	$1,234	95.8%	94.8%	3.0%	5.4%	6.1%	5.1%
Wayne Village	275	7/7/1998	$1,390	96.1%	96.0%	3.1%	3.8%	8.8%	1.1%
Windsor Realty	67	7/7/1998	$1,195	95.5%	96.0%	3.8%	7.6%	8.8%	6.8%
Total New Jersey Region	3,950		$1,236	95.2%	94.5%	3.3%	5.0%	10.8%	1.5%	11.8%

Philadelphia Region
Beechwood Gardens	160	7/7/1998	$827	97.9%	94.5%	0.6%	7.6%	0.7%	15.0%
Castle Club	158	3/15/2000	$957	92.7%	94.0%	3.2%	3.1%	12.9%	-4.9%
Chesterfield	247	9/23/1997	$938	92.9%	94.2%	3.9%	1.7%	6.9%	-2.8%
Curren Terrace	318	9/23/1997	$893	94.8%	95.9%	-3.1%	-4.9%	4.0%	-11.7%
Glen Brook	174	7/28/1999	$824	91.8%	93.2%	0.0%	2.6%	-0.1%	6.5%
Glen Manor	174	9/23/1997	$805	97.0%	91.2%	1.3%	9.6%	2.0%	18.2%
Golf Club	399	3/15/2000	$1,073	93.3%	95.6%	5.6%	1.5%	6.2%	-1.3%
Hill Brook Place	274	7/28/1999	$872	94.9%	93.7%	-1.2%	1.0%	7.8%	-5.6%
Home Properties of Bryn Mawr	316	3/15/2000	$1,065	95.0%	93.3%	3.0%	4.6%	4.1%	5.0%
Home Properties of Devon	631	3/15/2000	$1,117	91.7%	94.7%	2.4%	0.0%	7.1%	-4.2%
Home Properties of Newark	432	7/16/1999	$879	94.8%	92.0%	1.2%	4.2%	7.2%	1.7%
New Orleans Park	442	7/28/1999	$865	95.7%	94.7%	1.3%	2.6%	5.1%	0.4%
Racquet Club	466	7/7/1998	$1,033	95.6%	96.4%	1.7%	-0.9%	4.9%	-4.9%
Racquet Club South	103	5/27/1999	$909	95.6%	97.2%	5.4%	2.2%	7.6%	-2.2%
Ridley Brook	244	7/28/1999	$911	96.1%	93.5%	2.2%	6.5%	1.7%	10.9%
Sherry Lake	298	7/23/1998	$1,199	98.1%	90.8%	2.4%	11.5%	-5.4%	22.3%
The Brooke at Peachtree Village	146	8/15/2005	$1,113	95.7%	95.2%	3.3%	3.1%	-7.3%	11.6%
The Landings	384	11/25/1996	$1,004	96.0%	95.5%	3.4%	4.3%	-4.5%	9.9%
Trexler Park	250	3/15/2000	$1,073	95.2%	95.3%	3.0%	0.9%	0.8%	0.9%
Trexler Park West	216	8/15/2008	$1,236	88.1%	n/a	n/a	n/a	n/a	n/a
Valley View	177	9/23/1997	$806	92.3%	91.0%	-1.9%	-5.4%	13.1%	-26.0%
Village Square	128	9/23/1997	$963	92.4%	92.9%	3.1%	3.5%	-8.2%	15.6%
William Henry	363	3/15/2000	$1,130	94.1%	95.1%	4.0%	5.0%	11.3%	0.9%
Total Philadelphia Region	6,500		$987	94.6%	94.3%	2.1%	2.6%	4.0%	1.4%	15.0%

Washington DC Region
Braddock Lee	255	3/16/1998	$1,269	96.1%	95.0%	1.6%	2.7%	7.8%	-0.8%
Cider Mill	864	9/27/2002	$1,102	94.7%	97.1%	3.6%	0.9%	6.9%	-3.4%
Cinnamon Run	511	12/28/2005	$1,178	96.5%	96.7%	2.1%	0.9%	1.7%	0.6%
East Meadow	150	8/1/2000	$1,319	95.2%	93.9%	-1.2%	3.0%	0.5%	4.6%
Elmwood Terrace	504	6/30/2000	$920	92.1%	92.6%	3.5%	4.0%	7.2%	0.8%
Falkland Chase	450	9/10/2003	$1,373	93.9%	94.4%	4.7%	4.1%	7.8%	2.3%
Mount Vernon Square	1,387	12/27/2006	$1,189	95.4%	95.6%	4.0%	6.0%	-0.7%	10.5%
Orleans Village	851	11/16/2000	$1,317	95.1%	93.6%	2.9%	4.4%	7.4%	2.5%
Park Shirlington	294	3/16/1998	$1,281	96.6%	96.6%	4.3%	8.0%	15.5%	3.1%
Peppertree Farm	879	12/28/2005	$1,148	94.5%	91.2%	2.6%	8.4%	13.3%	5.5%
Seminary Hill	296	7/1/1999	$1,237	96.0%	93.6%	2.2%	5.5%	7.4%	3.8%
Seminary Towers	540	7/1/1999	$1,296	95.1%	93.5%	3.6%	6.1%	8.8%	4.0%
Tamarron Apartments	132	7/16/1999	$1,473	94.6%	95.0%	4.8%	5.0%	23.8%	-3.1%
The Apts at Wellington Trace	240	3/2/2004	$1,289	92.9%	94.0%	3.6%	1.4%	19.0%	-7.3%
The Manor - MD	435	8/31/2001	$1,196	91.6%	94.2%	5.7%	1.8%	2.5%	1.3%
The Manor - VA	198	2/19/1999	$1,057	95.4%	93.7%	6.2%	6.3%	14.6%	0.5%
The Sycamores	185	12/16/2002	$1,371	95.3%	94.5%	-0.7%	-3.6%	-4.1%	-3.4%
Virginia Village	344	5/31/2001	$1,252	98.0%	95.6%	2.1%	4.4%	-6.9%	14.1%
West Springfield	244	11/18/2002	$1,445	96.2%	96.6%	2.6%	3.2%	7.5%	1.1%
Woodleaf Apartments	228	3/19/2004	$1,170	91.6%	92.2%	5.9%	2.7%	3.3%	2.3%
Total Washington DC Region	8,987		$1,215	94.9%	94.5%	3.3%	4.2%	6.0%	3.1%	26.4%

TOTAL OWNED PORTFOLIO	36,945		$1,136	95.0%	n/a	n/a	n/a	n/a	n/a	100.0%
TOTAL CORE PORTFOLIO	35,188		$1,142	95.1%	95.0%	2.8%	3.4%	4.6%	2.6%

(1)	Reflects net change in base rental rates before utility reimbursements and economic occupancy changes.

OWNED COMMUNITY RESULTS
September YTD						YTD '08 versus YTD '07
						% Growth
	# of	Date	YTD '08	YTD '08	Year Ago	Rental	Total	Total	Total	YTD '08
	Units	Acquired	Rent/Mo.	Occup.	Occup.	Rates(1)	Revenue	Expense	NOI	% Co. NOI
Baltimore Region
Bonnie Ridge	960	7/1/1999	$1,052	93.5%	93.2%	1.9%	3.8%	-1.6%	7.2%
Canterbury Apartments	618	7/16/1999	$934	93.6%	96.1%	4.1%	2.0%	2.9%	1.5%
Country Village	344	4/30/1998	$894	94.9%	95.4%	4.8%	3.5%	0.1%	6.2%
Dunfield Townhomes	312	11/1/2007	$1,054	93.9%	n/a	n/a	n/a	n/a	n/a
Falcon Crest	396	7/16/1999	$972	92.9%	91.8%	1.5%	2.7%	-7.0%	8.6%
Fox Hall Apartments	720	3/29/2007	$840	93.3%	n/a	n/a	n/a	n/a	n/a
Gateway Village	132	7/16/1999	$1,269	96.0%	96.5%	3.2%	2.4%	3.5%	1.8%
Heritage Woods	164	10/4/2006	$1,017	95.4%	97.3%	8.3%	10.8%	-5.5%	23.8%
Mill Towne Village Apts	384	5/31/2001	$862	94.6%	94.9%	3.0%	3.8%	1.3%	5.5%
Morningside Heights	1,050	4/30/1998	$875	92.6%	94.6%	3.0%	-0.7%	0.5%	-1.5%
Owings Run	504	7/16/1999	$1,176	95.4%	95.4%	3.2%	4.3%	1.4%	5.9%
Ridgeview at Wakefield Valley	204	1/13/2005	$1,146	94.8%	96.0%	7.4%	6.9%	4.8%	8.3%
Selford Townhomes	102	7/16/1999	$1,292	92.7%	95.7%	2.5%	-1.6%	1.5%	-3.1%
The Coves at Chesapeake	469	11/20/2006	$1,201	90.5%	91.7%	4.6%	4.0%	-5.0%	10.0%
Timbercroft Townhomes	284	7/16/1999	$847	99.0%	99.1%	3.3%	2.3%	7.9%	-0.9%
Top Field	156	10/4/2006	$1,148	95.8%	96.6%	7.1%	9.5%	-0.8%	15.3%
Village Square Townhomes	370	7/16/1999	$1,153	94.6%	95.8%	4.0%	0.5%	4.7%	-1.5%
Woodholme Manor	177	3/31/2001	$844	93.4%	94.8%	3.7%	2.9%	9.9%	-2.7%
Total Baltimore Region	7,346		$996	93.8%	94.7%	3.6%	2.9%	0.4%	4.5%	18.3%

Boston Region
Gardencrest	696	6/28/2002	$1,471	95.9%	95.8%	4.0%	4.8%	-2.2%	9.7%
Highland House	172	5/31/2006	$1,141	96.5%	95.7%	2.5%	3.8%	1.0%	5.9%
Liberty Place	107	6/6/2006	$1,393	95.3%	93.8%	0.2%	0.3%	2.0%	-0.8%
Stone Ends	280	2/12/2003	$1,229	95.0%	95.3%	-0.2%	1.1%	0.0%	1.8%
The Heights at Marlborough	348	9/7/2006	$1,148	96.3%	94.7%	-2.5%	-3.2%	4.6%	-8.4%
The Meadows at Marlborough	264	9/7/2006	$1,142	96.4%	93.9%	-0.3%	3.0%	-10.8%	17.3%
The Townhomes of Beverly	204	2/15/2007	$1,438	95.1%	n/a	n/a	n/a	n/a	n/a
The Village at Marshfield	276	3/17/2004	$1,164	94.4%	95.9%	2.4%	2.3%	-4.6%	6.6%
Westwoods	35	4/30/2007	$1,233	96.9%	n/a	n/a	n/a	n/a	n/a
Total Boston Region	2,382		$1,290	95.7%	95.3%	1.5%	2.3%	-2.0%	5.2%	7.3%

Chicago Region
Blackhawk	371	10/20/2000	$887	95.6%	96.0%	3.5%	3.6%	7.0%	-0.6%
Courtyards Village	224	8/29/2001	$823	98.0%	97.6%	4.1%	5.1%	3.1%	7.2%
Cypress Place	192	12/27/2000	$949	97.3%	98.2%	4.0%	4.8%	5.1%	4.4%
The Colony	783	9/1/1999	$896	97.0%	97.8%	6.0%	4.3%	-3.5%	12.6%
The New Colonies	672	6/23/1998	$721	95.8%	96.1%	2.0%	2.1%	6.6%	-1.7%
Total Chicago Region	2,242		$839	96.6%	97.1%	4.1%	3.7%	2.5%	5.0%	4.0%

Florida Region
The Hamptons	668	7/7/2004	$1,038	94.4%	95.5%	0.6%	-0.9%	3.3%	-4.7%
Vinings at Hampton Village	168	7/7/2004	$1,146	93.9%	96.1%	1.8%	-2.2%	8.5%	-12.4%
Total Florida Region	836		$1,060	94.3%	95.6%	0.9%	-1.2%	4.5%	-6.3%	1.8%

Hudson Valley Region
Lakeshore Villas	152	7/17/1996	$1,057	94.0%	96.5%	1.9%	-0.1%	0.4%	-0.6%
Patricia	100	7/7/1998	$1,457	95.2%	98.2%	3.8%	0.2%	3.9%	-2.6%
Sherwood Consolidation	224	10/11/2002	$1,309	97.1%	96.9%	6.5%	6.9%	4.6%	9.4%
Sunset Gardens	217	7/17/1996	$945	93.2%	97.9%	4.3%	-0.3%	2.7%	-2.9%
Total Hudson Valley Region	693		$1,161	95.2%	97.3%	4.5%	2.4%	3.1%	1.7%	1.7%

Long Island, NY Region
Bayview / Colonial	160	11/1/2000	$1,189	94.7%	94.9%	-0.9%	-0.2%	4.5%	-4.1%
Cambridge Village	82	3/1/2002	$1,638	98.4%	96.3%	2.4%	4.8%	3.1%	6.2%
Devonshire Hills	297	7/16/2001	$1,701	96.9%	96.0%	-0.8%	-0.6%	1.7%	-1.7%
Hawthorne Court	434	4/4/2002	$1,394	96.4%	94.2%	1.8%	4.7%	2.1%	7.2%
Heritage Square	80	4/4/2002	$1,656	97.0%	96.4%	4.0%	5.1%	0.0%	9.5%
Holiday Square	144	5/31/2002	$1,159	96.7%	95.5%	2.5%	3.8%	2.2%	5.0%
Lake Grove Apartments	368	2/3/1997	$1,391	95.5%	94.7%	0.8%	1.4%	5.2%	-1.0%
Mid- Island Estates	232	7/1/1997	$1,316	95.7%	95.5%	1.5%	0.8%	-1.4%	2.5%
Sayville Commons	342	7/15/2005	$1,507	94.9%	97.6%	3.5%	0.5%	1.6%	-0.2%
South Bay Manor	61	9/11/2000	$1,629	93.3%	95.7%	4.3%	4.9%	7.8%	2.5%
Southern Meadows	452	6/29/2001	$1,354	94.9%	94.4%	1.4%	2.9%	4.7%	1.4%
Stratford Greens	359	3/1/2002	$1,442	96.5%	95.4%	2.4%	5.4%	7.1%	4.1%
Westwood Village Apts	242	3/1/2002	$2,296	97.4%	96.3%	3.6%	6.2%	4.3%	7.6%
Woodmont Village Apts	96	3/1/2002	$1,332	93.6%	94.7%	2.1%	-0.8%	0.2%	-1.3%
Yorkshire Village Apts	40	3/1/2002	$1,711	97.7%	96.5%	5.9%	9.3%	9.3%	9.3%
Total Long Island Region	3,389		$1,489	96.0%	95.5%	1.9%	2.9%	3.4%	2.5%	11.8%

Maine Region
Liberty Commons	120	8/30/2006	$1,169	96.2%	97.2%	3.2%	1.1%	9.1%	-2.7%
Redbank Village	500	7/7/1998	$844	95.1%	95.7%	2.9%	1.6%	6.2%	-1.7%
Total Maine Region	620		$907	95.4%	96.1%	3.0%	1.5%	6.8%	-2.0%	1.3%

New Jersey Region
Barrington Gardens	148	3/1/2005	$1,056	96.6%	94.8%	12.3%	12.5%	5.7%	18.6%
Chatham Hill Apartments	308	1/30/2004	$1,720	95.0%	93.4%	5.7%	7.7%	18.1%	2.9%
East Hill Gardens	33	7/7/1998	$1,503	97.0%	94.5%	0.6%	3.6%	-0.6%	6.3%
Hackensack Gardens	198	3/1/2005	$1,009	93.1%	97.7%	7.9%	3.8%	17.6%	-9.9%
Jacob Ford Village	270	2/15/2007	$1,089	94.4%	n/a	n/a	n/a	n/a	n/a
Lakeview	106	7/7/1998	$1,344	96.8%	96.2%	3.1%	3.2%	7.0%	0.6%
Northwood Apartments	134	1/30/2004	$1,309	94.6%	94.4%	4.9%	7.0%	3.3%	10.8%
Oak Manor	77	7/7/1998	$1,776	96.8%	97.0%	2.1%	1.9%	10.5%	-2.6%
Pleasant View	1,142	7/7/1998	$1,157	93.7%	94.1%	3.4%	3.4%	1.9%	4.4%
Pleasure Bay	270	7/7/1998	$1,078	93.3%	93.9%	0.2%	0.2%	0.6%	-0.1%
Regency Club	372	9/24/2004	$1,134	96.6%	95.3%	1.4%	2.8%	-1.4%	6.5%
Royal Gardens Apartments	550	5/28/1997	$1,230	95.3%	93.0%	3.8%	6.7%	4.4%	8.3%
Wayne Village	275	7/7/1998	$1,380	95.6%	95.5%	3.8%	2.9%	1.1%	4.1%
Windsor Realty	67	7/7/1998	$1,189	95.7%	95.0%	3.9%	5.8%	4.5%	6.8%
Total New Jersey Region	3,950		$1,229	94.8%	94.4%	3.8%	4.5%	4.6%	4.4%	11.4%

Philadelphia Region
Beechwood Gardens	160	7/7/1998	$825	96.3%	95.0%	-0.9%	3.0%	-3.1%	9.6%
Castle Club	158	3/15/2000	$946	93.8%	93.9%	1.9%	3.4%	5.8%	1.2%
Chesterfield	247	9/23/1997	$924	93.9%	94.1%	1.9%	1.7%	2.5%	1.0%
Curren Terrace	318	9/23/1997	$905	93.0%	95.0%	-0.8%	-3.8%	1.1%	-8.2%
Glen Brook	174	7/28/1999	$824	92.0%	94.0%	0.9%	1.6%	13.4%	-10.2%
Glen Manor	174	9/23/1997	$799	95.2%	95.3%	1.9%	3.4%	-0.5%	7.8%
Golf Club	399	3/15/2000	$1,054	94.8%	94.5%	4.3%	2.2%	-3.6%	6.2%
Hill Brook Place	274	7/28/1999	$874	94.7%	94.9%	-0.4%	-0.2%	2.3%	-2.7%
Home Properties of Bryn Mawr	316	3/15/2000	$1,055	93.8%	92.8%	1.8%	3.7%	4.0%	3.6%
Home Properties of Devon	631	3/15/2000	$1,110	93.2%	95.8%	2.3%	0.1%	0.2%	0.1%
Home Properties of Newark	432	7/16/1999	$874	94.4%	94.0%	2.0%	1.9%	1.5%	2.2%
New Orleans Park	442	7/28/1999	$860	94.6%	94.4%	1.7%	3.0%	2.4%	3.6%
Racquet Club	466	7/7/1998	$1,032	95.8%	95.8%	2.0%	1.7%	2.0%	1.5%
Racquet Club South	103	5/27/1999	$897	95.5%	95.4%	3.7%	4.1%	3.7%	4.6%
Ridley Brook	244	7/28/1999	$905	94.8%	95.4%	2.3%	2.1%	2.0%	2.1%
Sherry Lake	298	7/23/1998	$1,186	95.5%	91.9%	2.1%	5.1%	-3.5%	10.5%
The Brooke at Peachtree Village	146	8/15/2005	$1,100	96.8%	97.7%	4.2%	3.3%	-1.2%	6.5%
The Landings	384	11/25/1996	$991	96.1%	96.0%	3.2%	2.9%	-4.5%	8.1%
Trexler Park	250	3/15/2000	$1,055	94.2%	91.8%	1.6%	2.2%	-9.0%	12.3%
Trexler Park West	216	8/15/2008	$1,229	90.9%	n/a	n/a	n/a	n/a	n/a
Valley View	177	9/23/1997	$810	89.3%	87.8%	-2.0%	-1.0%	4.2%	-7.9%
Village Square	128	9/23/1997	$954	91.6%	93.3%	2.5%	2.3%	-3.6%	7.9%
William Henry	363	3/15/2000	$1,117	95.6%	94.5%	4.1%	7.9%	10.1%	6.3%
Total Philadelphia Region	6,500		$979	94.4%	94.4%	2.0%	2.2%	1.1%	3.2%	15.3%

Washington DC Region
Braddock Lee	255	3/16/1998	$1,260	96.0%	95.6%	2.8%	2.5%	2.8%	2.4%
Cider Mill	864	9/27/2002	$1,090	95.8%	95.1%	2.7%	1.9%	8.7%	-2.8%
Cinnamon Run	511	12/28/2005	$1,172	96.8%	96.3%	3.0%	3.2%	11.9%	-0.3%
East Meadow	150	8/1/2000	$1,307	96.3%	94.9%	-0.6%	2.3%	3.2%	1.8%
Elmwood Terrace	504	6/30/2000	$908	93.2%	92.9%	3.9%	4.0%	4.2%	3.9%
Falkland Chase	450	9/10/2003	$1,352	93.8%	94.3%	5.3%	4.7%	0.6%	6.9%
Mount Vernon Square	1,387	12/27/2006	$1,164	95.7%	94.9%	3.4%	5.7%	3.1%	7.2%
Orleans Village	851	11/16/2000	$1,298	96.1%	92.4%	1.8%	6.7%	4.5%	8.2%
Park Shirlington	294	3/16/1998	$1,255	96.7%	96.1%	4.5%	6.2%	10.2%	3.6%
Peppertree Farm	879	12/28/2005	$1,143	93.4%	90.8%	3.6%	7.4%	10.1%	5.7%
Seminary Hill	296	7/1/1999	$1,224	96.5%	93.4%	2.3%	5.9%	3.3%	8.3%
Seminary Towers	540	7/1/1999	$1,280	95.0%	93.9%	3.3%	3.8%	4.8%	3.1%
Tamarron Apartments	132	7/16/1999	$1,447	94.9%	95.0%	4.0%	4.6%	6.4%	3.8%
The Apts at Wellington Trace	240	3/2/2004	$1,276	90.8%	93.6%	2.7%	-1.0%	9.6%	-6.2%
The Manor - MD	435	8/31/2001	$1,172	91.9%	93.6%	4.6%	3.3%	1.0%	4.9%
The Manor - VA	198	2/19/1999	$1,039	95.7%	93.2%	5.5%	6.4%	8.1%	5.1%
The Sycamores	185	12/16/2002	$1,354	96.1%	95.8%	-0.1%	-2.1%	2.5%	-4.5%
Virginia Village	344	5/31/2001	$1,230	97.4%	95.3%	1.0%	2.7%	-3.7%	7.9%
West Springfield	244	11/18/2002	$1,426	97.3%	96.8%	3.2%	4.8%	4.3%	5.0%
Woodleaf Apartments	228	3/19/2004	$1,145	93.5%	94.3%	5.0%	2.4%	4.0%	1.4%
Total Washington DC Region	8,987		$1,198	95.2%	94.1%	3.1%	4.4%	5.0%	4.0%	27.1%

TOTAL OWNED PORTFOLIO	36,945		$1,126	94.9%	n/a	n/a	n/a	n/a	n/a	100.0%
TOTAL CORE PORTFOLIO	35,188		$1,131	95.0%	94.8%	2.8%	3.2%	2.7%	3.6%

(1	)Reflects net change in base rental rates before utility reimbursements and economic occupancy changes.

Physical Occupancy Comparison By Region - Core Properties

Sequential Comparison
Third Quarter 2008 vs. Second Quarter 2008

Region	% Units	3Q '08	2Q '08	Variance
Washington	25.5%	94.9%	95.7%	-0.8%
New Jersey, Long Island, Hudson Valley	22.1%	95.8%	95.2%	0.6%
Baltimore	17.9%	93.7%	93.5%	0.2%
Philadelphia	17.9%	94.6%	94.5%	0.1%
Chicago	6.4%	96.4%	96.8%	-0.4%
Boston	6.1%	96.0%	95.9%	0.1%
Florida	2.4%	95.5%	94.2%	1.3%
Other	1.7%	95.0%	96.0%	-1.0%

Total Core	100.0%	95.1%	95.1%	0.0%

Year over Year Comparison
Third Quarter 2008 vs. Third Quarter 2007

Region	% Units	3Q '08	3Q '07	Variance
Washington	25.5%	94.9%	94.5%	0.4%
New Jersey, Long Island, Hudson Valley	22.1%	95.8%	95.4%	0.4%
Baltimore	17.9%	93.7%	94.7%	-1.0%
Philadelphia	17.9%	94.6%	94.3%	0.3%
Chicago	6.4%	96.4%	96.5%	-0.1%
Boston	6.1%	96.0%	96.2%	-0.2%
Florida	2.4%	95.5%	94.4%	1.1%
Other	1.7%	95.0%	96.8%	-1.8%

Total Core	100.0%	95.1%	95.0%	0.1%

September vs. Quarter Comparison

Region	% Units	Sep '08	3Q '08	Variance
Washington	25.5%	95.0%	94.9%	0.1%
New Jersey, Long Island, Hudson Valley	22.1%	96.1%	95.8%	0.3%
Baltimore	17.9%	93.9%	93.7%	0.2%
Philadelphia	17.9%	95.0%	94.6%	0.4%
Chicago	6.4%	96.5%	96.4%	0.1%
Boston	6.1%	96.3%	96.0%	0.3%
Florida	2.4%	94.4%	95.5%	-1.1%
Other	1.7%	96.3%	95.0%	1.3%

Total Core	100.0%	95.3%	95.1%	0.2%

Net Operating Results - Core Properties

Sequential Results
Third Quarter 2008 vs. Second Quarter 2008
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI

Washington	25.5%	0.5%	-0.3%	7.0%	-4.6%
New Jersey, Long Island, Hudson Valley	22.1%	1.1%	0.7%	-0.2%	1.4%
Baltimore	17.9%	0.9%	0.1%	5.0%	-2.7%
Philadelphia	17.9%	0.1%	-2.5%	2.5%	-6.2%
Chicago	6.4%	0.6%	0.2%	-5.0%	5.7%
Boston	6.1%	1.2%	1.1%	-7.9%	6.7%
Florida	2.4%	1.8%	3.4%	3.4%	3.5%
Other	1.7%	-0.5%	-0.5%	13.6%	-8.6%

Total Core	100.0%	0.7%	-0.1%	2.3%	-1.8%

Year Over Year Results
Third Quarter 2008 vs. Third Quarter 2007
		Base Rental	Total
Region	% Units	Revenues(1)	Revenues	Expenses	NOI

Washington	25.5%	3.2%	4.2%	6.0%	3.1%
New Jersey, Long Island, Hudson Valley	22.1%	2.2%	3.0%	7.3%	0.1%
Baltimore	17.9%	2.4%	3.8%	2.7%	4.5%
Philadelphia	17.9%	2.1%	2.6%	4.0%	1.4%
Chicago	6.4%	4.2%	5.7%	0.4%	11.1%
Boston	6.1%	1.9%	2.4%	-4.1%	6.2%
Florida	2.4%	-0.9%	1.0%	4.4%	-2.0%
Other	1.7%	0.9%	0.8%	14.4%	-7.0%

Total Core	100.0%	2.5%	3.4%	4.6%	2.6%

(1)	Reflects net change in base rental revenues before utility reimbursements and economic occupancy changes.

Resident Statistics

Top Six Reasons for Moveouts - Owned Communities
	3Q '08	2Q '08	1Q '08	4Q '07	3Q '07	2Q '07	1Q '07	Year '07	Year '06	Year '05
Employment related	14.50%	15.20%	15.60%	16.00%	17.40%	15.70%	15.20%	16.10%	15.60%	15.60%

Eviction/skip	13.80%	13.00%	16.40%	16.20%	12.80%	12.70%	16.70%	14.60%	14.20%	13.10%

Home purchase	12.40%	12.60%	11.10%	13.70%	14.90%	16.60%	16.70%	15.50%	18.50%	19.40%

Domestic situation	10.00%	10.00%	7.50%	7.50%	11.20%	10.30%	7.90%	9.20%	8.90%	8.10%

Location convenience/
apartment size	10.00%	11.00%	11.00%	13.00%	14.10%	13.90%	13.80%	13.70%	12.40%	12.80%

Transfer w/in HP	9.80%	8.20%	10.60%	10.50%	6.10%	8.10%	8.60%	8.30%	8.20%	9.10%

Traffic - Core					Turnover - Core
			Signed	Signed
	Traffic	Traffic	Leases	Leases
	3Q '08	Year '08	3Q '08	Year '08
	vs.	To	vs.	To
	3Q '07	Year '07	3Q '07	Year '07	3Q '08	3Q '07	Year '08	Year '07
Region
Baltimore	8%	8%	5%	-13%	13%	13%	34%	33%
Boston	23%	21%	-23%	-22%	11%	12%	31%	34%
Chicago	-2%	14%	-1%	-6%	15%	14%	38%	36%
Florida	-6%	24%	-30%	-8%	11%	12%	35%	34%
Hudson Valley	101%	96%	100%	26%	14%	11%	31%	27%
Long Island	60%	43%	3%	3%	10%	11%	27%	29%
Maine	21%	22%	-13%	-8%	14%	12%	37%	34%
New Jersey	27%	21%	-5%	-5%	12%	12%	30%	32%
Philadelphia	34%	14%	14%	9%	14%	13%	34%	35%
Washington	2%	2%	3%	-3%	12%	13%	30%	31%

Total Core	17%	14%	3%	-4%	12%	13%	32%	33%

Bad Debt as % of Rent and Utility Recovery - Core

	3Q '08	3Q '07	Year '08	Year '07
	1.40%	0.99%	1.22%	0.79%

Net Operating Income Detail - Core Properties
($ in thousands, except per unit data)

			Qtr	%			YTD	%
	3Q '08	3Q '07	Variance	Variance	YTD '08	YTD '07	Variance	Variance

Rent	$112,953	$110,231	$2,722	2.5%	$336,087	$327,640	$8,447	2.6%
Utility recovery	3,460	2,805	655	23.4%	14,867	13,071	1,796	13.7%
Rent including recoveries	116,413	113,036	3,377	3.0%	350,954	340,711	10,243	3.0%
Other income	5,443	4,836	607	12.6%	15,463	14,222	1,241	8.7%

Total income	121,856	117,872	3,984	3.4%	366,417	354,933	11,484	3.2%
Operating & maintenance	(49,594)	(47,412)	(2,182)	-4.6%	(151,332)	(147,303)	(4,029)	-2.7%

Net Core NOI	$72,262	$70,460	$1,802	2.6%	$215,085	$207,630	$7,455	3.6%

Physical Occupancy %	95.1%	95.0%	0.1%		95.0%	94.8%	0.2%

Weighted Avg Rent	$1,142	$1,110	$32	2.8%	$1,131	$1,100	$31	2.8%

Seasonality Factor for NAV Calculation

To annualize net operating income in order to calculate a net asset value, the seasonality factor to apply to the current quarter's effective NOI run rate is 25.1%.  This will adjust for the typical seasonal variability in NOI for each quarter.

Operating Expense Detail - Core Properties
($ in thousands)

			Qtr	%			YTD	%
	3Q '08	3Q '07	Variance	Variance	YTD '08	YTD '07	Variance	Variance
Electricity	$2,481	$2,314	$(167)	-7.2%	$6,485	$6,110	$(375)	-6.1%
Gas	1,812	1,751	(61)	-3.5%	13,407	14,627	1,220	8.3%
Water & sewer	3,502	3,501	(1)	0.0%	10,201	9,876	(325)	-3.3%
Repairs & maintenance	8,854	6,992	(1,862)	-26.6%	21,930	20,274	(1,656)	-8.2%
Personnel expense	10,984	10,924	(60)	-0.5%	33,616	33,273	(343)	-1.0%
Advertising	1,143	1,198	55	4.6%	3,338	3,426	88	2.6%
Legal & professional	520	294	(226)	-76.9%	1,241	1,019	(222)	-21.8%
Office & telephone	1,433	1,431	(2)	-0.1%	4,210	4,308	98	2.3%
Property insurance	2,877	3,115	238	7.6%	8,489	7,815	(674)	-8.6%
Real estate taxes	11,608	11,449	(159)	-1.4%	34,282	32,625	(1,657)	-5.1%
Snow	1	4	3	75.0%	590	768	178	23.2%
Trash	873	770	(103)	-13.4%	2,638	2,209	(429)	-19.4%
Property management G & A	3,506	3,669	163	4.4%	10,905	10,973	68	0.6%

Total Core	$49,594	$47,412	$(2,182)	-4.6%	$151,332	$147,303	$(4,029)	-2.7%

Discontinued Operations
($ in thousands)

The operating results of discontinued operations are summarized as follows for the quarter and nine months ended September 30, 2008 and 2007:

	3Q '08	3Q '07	Year '08	Year '07
Revenues:
Rental income	$10	$3,634	$765	$13,938
Property other income	10	132	39	784
Total revenues	20	3,766	804	14,722
Expenses:
Operating and maintenance	-	1,721	531	6,293
Interest expense	-	474	1,443	1,205
Depreciation and amortization	-	709	106	3,265
Total expenses	-	2,904	2,080	10,763
Income from discontinued operations
before minority interest	20	862	(1,276)	3,959
Minority interest in operating partnership	(6)	(245)	375	(1,134)
Income from discontinued operations	$14	$617	$(901)	$2,825

Summary Of Recent Acquisitions
($ in millions, except per unit data)

					(1)			Wgtd. Avg.
			Purchase	# of	CAP	Purchase		Price Per
Community	Market	State	Date	Units	Rate	Price		Unit
2008 Acquisitions
Acquired after the third quarter close
Saddle Brooke	Baltimore	MD	10/29/2008	468	6.7%	$51.5		$109,955
			Total YTD	468	6.7%	$51.5		$109,955

					(1)			Wgtd. Avg.
			Purchase	# of	CAP	Purchase		Price Per
Community	Market	State	Date	Units	Rate	Price		Unit
2007 Acquisitions
The Townhomes of Beverly	Boston	MA	2/15/2007	204	5.8%	$36.4		$178,598
Jacob Ford Village	New Jersey	NJ	2/15/2007	270	5.5%	$26.7		$98,811
Fox Hall Apartments	Baltimore	MD	3/28/2007	720	5.7%	$62.2		$86,436
Westwoods	Boston	MA	4/30/2007	35	6.6%	$4.0		$114,143
Dunfield Townhouses	Baltimore	MD	11/1/2007	312	6.5%	$32.2	(2)	$103,061

			Total YTD	1,541	5.9%	$161.5		$104,800

	Total 2008 and 2007 Acquisitions			2,009	6.1%	$213.0		$106,001

(1)	CAP rate based on projected NOI at the time of acquisition after an allowance for a 3% management fee but before capital expenditures.

(2)	Purchase Price is $2.4 million less than reported in acquisition press release due to GAAP fair market value adjustment for OP Units issued at a price above current market value.

Summary Of Recent Sales
($ in millions, except per unit data)
					(1)		Wgtd. Avg.
			Sale	# of	CAP	Sales	Price Per
Community	Market	State	Date	Units	Rate	Price	Unit
2008 Sales
Carriage Hill Apartments	Hudson Valley	NY	1/31/2008	140	6.7%	$15.1	$107,750
Long Island: 5 Properties (2)	Long Island	NY	2/1/2008	363	6.1%	$42.0	$115,749
Mill Company Gardens	Portland	ME	2/21/2008	95	6.3%	$7.4	$77,747

Sold after the third quarter close
Village Square	Philadelphia	PA	10/15/2008	128	6.5%	$13.1	$102,289
			Total YTD	726	6.3%	$77.6	$106,861

					(1)		Wgtd. Avg.
			Sale	# of	CAP	Sales	Price Per
Community	Market	State	Date	Units	Rate	Price	Unit
2007 Sales
Brittany Place	NoVA/DC	MD	7/12/2007	591	5.7%	$74.1	$125,381
Executive House	Philadelphia	PA	8/20/2007	100	6.4%	$9.6	$96,000
Shakespeare Park	Baltimore	MD	9/18/2007	84	7.3%	$6.9	$82,143
Cornwall Park	Hudson Valley	NY	12/12/2007	75	7.2%	$11.0	$146,667
Fenland Field	Baltimore	MD	12/28/2007	234	5.7%	$27.9	$119,231
			Total YTD	1,084	5.9%	$129.5	$119,465

			Total 2008 and 2007 Sales	1,810	6.1%	$207.1	$114,409

(1)	CAP rate based on projected NOI at the time of sale after an allowance for a 3% management fee but before capital expenditures.
(2)	Consists of East Winds Apartments, Coventry Village, Maple Tree, Terry Apartments and Rider Terrace.

Breakdown Of Owned Units By Market

		Net			Net
		Acquired/			Acquired/
		Developed	As of	12/31/2007	Developed	As of	Current
Market	State	in 2007	12/31/2007	% of Units	in 2008	9/30/2008	% of Units
Suburban Washington	DC	-591	8,988	23.97%	-1	8,987	24.33%
Suburban New York City	NY/NJ	195	8,535	22.76%	-503	8,032	21.74%
Baltimore	MD	714	7,346	19.59%	0	7,346	19.88%
Philadelphia	PA	-15	6,452	17.21%	48	6,500	17.59%
Boston	MA	239	2,382	6.35%	0	2,382	6.45%
Chicago	IL	0	2,242	5.98%	0	2,242	6.07%
Florida	FL	0	836	2.23%	0	836	2.26%
Portland	ME	0	715	1.91%	-95	620	1.68%

Total		542	37,496	100.0%	-551	36,945	100.0%

Debt Summary Schedule

			INTEREST	09/30/08	MATURITY	YEARS TO
PROPERTY		LENDER	RATE	BALANCE	DATE	MATURITY
FIXED RATE SECURED
Westwood Village - 1st	(1)	M and T Bank	5.940	14,316,169	10/31/08	0.08
Westwood Village - 2nd	(1)	M and T Bank	5.940	779,155	11/01/08	0.09
Westwood Village - 3rd		M and T Bank	5.550	16,813,840	11/01/08	0.09
Stone Ends		Prudential-Fannie Mae	4.530	22,022,026	11/01/08	0.09
Devonshire - 2nd		Wachovia - Fannie Mae	6.720	4,467,134	01/01/09	0.25
Heritage Square		Centerline - Fannie Mae	5.150	6,096,086	07/01/09	0.75
Blackhawk		M&T Realty - Freddie Mac	5.060	12,815,728	12/01/09	1.17
William Henry		NorthMarq - Freddie	5.310	21,808,984	12/01/09	1.17
Braddock Lee		Prudential-Fannie Mae	4.575	20,554,039	01/01/10	1.25
Elmwood Terrace		Centerline - Fannie Mae	5.300	20,363,431	01/01/10	1.25
Glen Manor		Prudential-Fannie Mae	5.065	5,599,905	01/01/10	1.25
Hill Brook Apts		M&T Realty - Freddie Mac	5.210	10,814,899	01/01/10	1.25
Lakeview		Prudential-Fannie Mae	4.575	8,363,238	01/01/10	1.25
Pleasure Bay		Prudential-Fannie Mae	4.575	14,539,298	01/01/10	1.25
Ridley Brook		Prudential-Fannie Mae	4.865	9,325,126	01/01/10	1.25
Sherry Lake		Capmark - Freddie Mac	5.180	18,803,561	01/01/10	1.25
Windsor Realty		Prudential-Fannie Mae	4.575	4,501,911	01/01/10	1.25
Bayview Apartments		M&T Realty - Freddie Mac	4.950	11,145,251	03/01/10	1.42
Multi-Property		M&T Realty - Freddie Mac	7.575	45,400,000	05/01/10	1.58
East Meadow Apartments - 2nd		M&T Realty - Freddie Mac	5.550	6,035,000	05/01/10	1.58
Selford Townhomes - 2nd		M&T Realty - Freddie Mac	5.550	4,614,000	05/01/10	1.58
Seminary Hill - 2nd		M&T Realty - Freddie Mac	5.550	10,416,000	05/01/10	1.58
South Bay/Woodmont - 2nd		M&T Realty - Freddie Mac	5.550	5,725,000	05/01/10	1.58
Tamarron Apartments - 2nd		M&T Realty - Freddie Mac	5.550	7,714,000	05/01/10	1.58
The Manor (VA) - 2nd		M&T Realty - Freddie Mac	5.550	6,750,000	05/01/10	1.58
Cider Mill - 1st	(1)	Deutsche Bank - Freddie	4.720	40,378,536	10/01/10	2.00
Cider Mill - 2nd		Deutsche Bank - Freddie	5.180	17,585,811	10/01/10	2.00
Cider Mill - 3rd		Deutsche Bank - Freddie	4.810	8,903,643	10/01/10	2.00
Home Properties of Devon		Prudential-Fannie Mae	7.500	28,892,000	10/01/10	2.00
The Heights at Marlborough - 1st	(1)	Deutsche Bank - Freddie	5.420	22,201,053	10/01/10	2.00
The Heights at Marlborough - 2nd		Deutsche Bank - Freddie	4.890	5,309,763	10/01/10	2.00
Trexler Park		Prudential-Fannie Mae	7.500	10,140,000	10/01/10	2.00
Multi-Property		Prudential-Fannie Mae	7.250	32,978,000	01/01/11	2.25
Multi-Property		Prudential-Fannie Mae	6.360	8,141,000	01/01/11	2.25
Multi-Property		Prudential-Fannie Mae	6.160	58,881,000	01/01/11	2.25
Orleans Village - 1st		Prudential-Fannie Mae	6.815	43,745,000	01/01/11	2.25
Orleans Village - 2nd		Prudential-Fannie Mae	5.360	22,248,000	01/01/11	2.25
New Orleans/Arbor Crossing		Prudential-Fannie Mae	4.860	18,590,372	03/01/11	2.42
Racquet Club East - 1st		Prudential-Fannie Mae	6.875	20,671,026	04/01/11	2.50
Racquet Club East - 2nd		Prudential-Fannie Mae	5.490	10,114,635	04/01/11	2.50
Timbercroft Townhomes 1 - 1st		Capmark - HUD	8.500	309,931	05/01/11	2.58
The Meadows at Marlborough	(1)	Prudential - Fannie Mae	5.500	20,597,236	08/01/11	2.84
Lake Grove - 1st		Prudential-Fannie Mae	6.540	25,155,642	12/01/11	3.17
Lake Grove - 2nd		Prudential-Fannie Mae	5.510	10,846,649	12/01/11	3.17
Mount Vernon Square	(1)	KeyBank RE Cap-Fannie	5.490	87,444,851	01/01/12	3.25
Multi-Property Notes Pay		Seller Financing	4.000	332,665	02/01/12	3.34
Timbercroft III - 1st		Capmark - HUD	8.000	489,088	02/01/12	3.34
Castle Club Apartments		NorthMarq - Freddie	7.080	6,455,732	05/01/12	3.59
Gateway Village		Prudential-Fannie Mae	6.885	6,669,671	05/01/12	3.59
The Colonies		Prudential-Fannie Mae	7.110	19,452,192	06/01/12	3.67
Lakeshore Villas		M&T Realty - Freddie Mac	6.850	4,783,310	07/01/12	3.75
Patricia Apts		M&T Realty - Freddie Mac	6.830	5,072,507	07/01/12	3.75
Sunset Gardens - 1st		M&T Realty - Freddie Mac	6.830	5,625,871	07/01/12	3.75
Sunset Gardens - 2nd		M&T Realty - Freddie Mac	5.520	2,698,537	07/01/12	3.75
Woodholme Manor		Prudential-Fannie Mae	7.165	3,594,544	07/01/12	3.75
Regency Club - 1st	(1)	Centerline - Fannie Mae	4.840	17,589,773	10/01/12	4.01
Regency Club - 2nd		Centerline - Fannie Mae	4.950	7,509,686	10/01/12	4.01
Liberty Place	(1)	CW Capital- Fannie	5.710	6,229,744	11/01/12	4.09
Hackensack Gardens - 1st		Wash Mutual-Fannie Mae	5.260	4,588,266	03/01/13	4.42
Hackensack Gardens - 2nd		Wash Mutual-Fannie Mae	5.440	4,437,056	03/01/13	4.42
Barrington Gardens		Wachovia - Freddie	4.960	11,400,004	04/01/13	4.50
Topfield Apartments		M&T Realty-Fannie Mae	5.300	6,161,148	04/01/13	4.50
Canterbury Apartments - 1st		M&T Realty-Fannie Mae	5.020	28,100,608	05/01/13	4.59
Canterbury Apartments - 2nd		M&T Realty-Fannie Mae	6.460	17,080,000	05/01/13	4.59
Multi-Property		Prudential - Fannie Mae	6.475	100,000,000	08/31/13	4.92
Heritage Woods Apts	(1)	MMA Realty - Fannie	5.290	4,974,244	09/01/13	4.92
Falkland Chase		Centerline - Fannie Mae	5.480	13,099,832	04/01/14	5.50
The Apts. At Wellington Trace		M&T Realty - Freddie Mac	5.520	24,914,144	04/01/14	5.50
Hawthorne Court		Centerline - Fannie Mae	5.270	36,098,988	07/01/14	5.75
Curren Terrace - 1st		M&T Realty - Freddie Mac	5.360	14,091,522	10/01/14	6.01
Curren Terrace - 2nd		M&T Realty - Freddie Mac	5.090	10,151,651	10/01/14	6.01
Stratford Greens		North Fork Bank	5.750	32,237,342	07/01/15	6.75
Sayville Commons		M&T Realty - Freddie Mac	5.000	41,508,961	08/01/15	6.84
Northwood Apartments		M&T Realty - Freddie Mac	5.500	10,675,000	12/01/15	7.17
Cinnamon Run - 1st		M&T Realty - Freddie Mac	5.250	51,812,666	01/01/16	7.26
Cinnamon Run - 2nd		M&T Realty - Freddie Mac	5.550	5,361,759	01/01/16	7.26
Peppertree Farm - 1st		M&T Realty - Freddie Mac	5.250	79,749,897	01/01/16	7.26
Peppertree Farm - 2nd		M&T Realty - Freddie Mac	5.550	1,949,726	01/01/16	7.26
The Hamptons/Vinings at Hamptons		Prudential-Fannie Mae	5.565	52,834,972	02/01/16	7.34
Devonshire - 1st		Wachovia - Fannie Mae	5.600	38,638,926	04/01/16	7.51
Mid-Island		Prudential-Fannie Mae	5.480	19,913,000	04/01/16	7.51
Owings Run 1 & 2		Prudential-Fannie Mae	5.590	43,081,000	04/01/16	7.51
Country Village		Centerline - Fannie Mae	5.520	19,391,028	06/01/16	7.67
Fox Hall Apartments		Columbia Nat'l - Freddie	5.610	47,000,000	06/01/17	8.67
Mill Towne Village		Prudential-Fannie Mae	5.990	24,239,000	09/01/17	8.93
Royal Gardens Apts.		M&T Realty - Freddie Mac	5.830	47,000,000	11/01/17	9.09
Village Square 1, 2 & 3		Prudential-Fannie Mae	5.810	39,285,000	12/01/17	9.18
Chatham Hill		M&T Realty - Freddie Mac	5.590	45,000,000	01/01/18	9.26
Seminary Towers Apartments		Prudential-Fannie Mae	5.485	53,515,000	07/01/18	9.76
Bonnie Ridge - 1st		Prudential Life	6.600	13,407,997	12/15/18	10.21
Bonnie Ridge - 2nd		Prudential Life	6.160	18,541,472	12/15/18	10.21
Bonnie Ridge - 3rd		Prudential Life	6.070	25,657,734	12/15/18	10.21
Timbercroft III - 2nd		M & T Realty - HUD	8.375	2,562,050	06/01/19	10.67
Timbercroft Townhomes 1 - 2nd		M & T Realty - HUD	8.375	1,739,438	06/01/19	10.67
Dunfield Townhomes		Centerline - HUD	5.250	12,798,155	09/01/28	19.93
Highland House	(1)	Arbor Comml - Fannie	6.320	6,290,595	01/01/29	20.27
Westwoods	(1)	Capstone Realty - HUD	5.940	3,667,158	06/01/34	25.68
Briggs-Wedgewood	(2)	Berkshire Mtg - HUD	6.000	16,334,494	11/01/34	26.10

WTD AVG - FIXED SECURED			5.737	1,918,711,077		5.25

VARIABLE RATE SECURED
Falkland Chase BMA Index + 1.10		MontCtyHOC-Fannie Mae	4.688	24,695,000	10/01/30	22.02
Adjusts Weekly
Virginia Village - Freddie 30d Ref + 1.99		Wachovia - Freddie Mac	4.270	31,594,755	07/01/15	6.75
Adjusts Monthly

WTD AVG - VARIABLE SECURED			4.453	56,289,755		13.45

WTD AVG - TOTAL SECURED DEBT			5.700	1,975,000,833		5.48

FIXED RATE UNSECURED
Exchangeable Senior Notes			4.125	200,000,000	11/01/26	18.10

VARIABLE RATE UNSECURED - LINE OF CREDIT
Unsecured Line of Credit		M and T Bank et. al.	4.680	68,500,000	09/01/09	0.92
Adjusts Daily 30 LIBOR + 75

TOTAL COMBINED DEBT			5.529	$2,243,500,833		6.47

% OF PORTFOLIO - FIXED				94.4%

WTG AVG - TOTAL SECURED DEBT			5.700			5.48
WTD AVG - TOTAL PORTFOLIO			5.529			6.47

(1) General ledger balance and rate have been adjusted pursuant to FAS #141 to reflect fair market value of debt.
(2) Affordable general partner minority interest property consolidated pursuant to FIN 46R.

				FIXED RATE
UNENCUMBERED PROPERTIES				MATURING DEBT SCHEDULE
					MATURING	WTD AVG	% OF
				YEAR	DEBT	RATE	TOTAL
Bari Manor	82	Sherwood Townhouses	22	2008	53,931,189	5.24	2.81%
Beechwood Gardens	160	Southern Meadows	452	2009	45,187,932	5.36	2.36%
Cambridge Village	82	Sparta Green	43	2010	344,075,465	5.66	17.93%
Courtyards Village	224	The Brooke at Peachtree	146	2011	272,278,492	6.24	14.19%
Cypress Place	192	The Colony	783	2012	173,948,170	5.86	9.07%
East Hill Gardens	33	The Coves at Chesapeake	469	2013	176,741,324	6.01	9.21%
Gardencrest	696	The Landings	384	2014	98,356,136	5.36	5.13%
Glen Brook	177	The Sycamores	185	2015	84,421,303	5.35	4.40%
Golf Club	399	The Townhomes of Beverly	204	2016	312,732,975	5.43	16.30%
Holiday Square	144	The Village at Marshfield	276	2017	157,524,000	5.78	8.21%
Hudson View	71	Trexler Park West	216	2018 - 2042	199,514,091	5.85	10.40%
Jacob Ford Village	270	Valley View	177	TOTAL	$1,918,711,077	5.74	100.00%
Liberty Commons	120	Village Square	128
Morningside Heights	1050	Wayne Village Apartments	275
Racquet Club South	103	Woodleaf Apartments	228
Ridgeview Chase	204	Yorkshire Village	40
Sherwood House	6
Total Unencumbered Properties:	33	Total Units:	8,041

Recurring Capital Expenditure Summary

Effective January 1, 2007, the Company updated its estimate of the amount of recurring, non-revenue enhancing capital expenditures incurred on an annual basis for a standard garden style apartment.  For 2007, the Company estimated that the proper amount was $760 per apartment unit.  For 2008, the Company has grown this amount using a 3% inflationary factor and is using $780.

The Company has a policy to capitalize costs related to the acquisition, development, rehabilitation, construction and improvement of properties.  Capital improvements are costs that increase the value and extend the useful life of an asset.  Ordinary repair and maintenance costs that do not extend the useful life of the asset are expensed as incurred.  Costs incurred on a lease turnover due to normal wear and tear by the resident are expensed on the turn.  Recurring capital improvements typically include: appliances, carpeting and flooring, HVAC equipment, kitchen/bath cabinets, new roofs, site improvements and various exterior building improvements.   Non-recurring upgrades include, among other items:  community centers, new windows, and kitchen/bath apartment upgrades.  The Company capitalizes interest and certain internal personnel costs related to the communities under rehabilitation and construction.

The table below is a list of the items that management considers recurring, non-revenue enhancing capital and maintenance expenditures for a standard garden style apartment.  Included are the per unit replacement cost and the useful life that Management estimates the Company incurs on an annual basis.

				Maintenance
			Capitalized	Expense	Total
	Capitalized		Expenditure	Cost Per	Cost Per
	Cost Per	Useful	Per Unit	Unit	Unit
Category	Unit	Life(1)	Per Year(2)	Per Year(3)	Per Year
Appliances	$1,368	10	$137	$5	$142
Blinds/shades	135	3	45	6	51
Carpets/cleaning	840	4	210	97	307
Computers, equipment, misc.(4)	120	5	24	29	53
Contract repairs	-	-	-	102	102
Exterior painting (5)	84	3	28	1	29
Flooring	250	7	36	-	36
Furnace/air (HVAC)	765	24	32	43	75
Hot water heater	260	7	37	-	37
Interior painting	-	-	-	138	138
Kitchen/bath cabinets	1,100	25	44	-	44
Landscaping	-	-	-	106	106
New roof	800	24	33	-	33
Parking lot	540	15	36	-	36
Pool/exercise facility	105	16	7	23	30
Windows	1,505	28	54	-	54
Miscellaneous (6)	555	15	37	40	77
Total	$8,427		$760	$590	$1,350
For 2008, after applying the 3% inflationary factor:			$780

(1)	Estimated weighted average actual physical useful life of the expenditure capitalized.
(2)	This amount is not necessarily incurred each and every year. Some years will be higher, or lower depending on the timing of certain longer life expenditures.
(3)
These expenses are included in the Operating and Maintenance line item of the Consolidated Statement of Operations.  Maintenance labor costs are not included in the $590 per unit estimate.  All personnel costs for site supervision, leasing agents, and maintenance staff are combined and disclosed in the Company's same- store expense detail schedule.

(4)	Includes computers, office equipment/ furniture, and maintenance vehicles.
(5)
The level of exterior painting may be lower than other similar titled presentations as the Company's portfolio has a significant amount of brick exteriors.  In addition, the other exposed surfaces are most often covered in aluminum or vinyl.

(6)	Includes items such as: balconies, siding, and concrete/sidewalks.

In reviewing the breakdown of costs above, one must consider the Company's unique strategy in operating apartments which has been to improve every property every year regardless of age.  Another part of its strategy is to purchase older properties and rehab and reposition them to enhance internal rates of return.  This strategy results in higher costs of capital expenditures and maintenance costs which is more than justified by higher revenue growth, higher net operating income growth and a higher rate of property appreciation.

Capital Expenditure Summary

The Company estimates that during the three and nine months ended September 30, 2008 approximately $195 and $585 per unit, respectively was spent on recurring capital expenditures.  The table below summarizes the breakdown of capital improvements by major categories between recurring and non-recurring, revenue generating capital improvements as follows:

For the three months ended September 30, 2008
($ in thousands, except per unit data)
			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(a)	Cap Ex	Per Unit(a)	Improvements	Per Unit(a)
New buildings	$-	$-	$547	$15	$547	$15
Major building improvements	1,093	30	3,193	87	4,286	117
Roof replacements	303	8	782	21	1,085	29
Site improvements	395	11	3,105	84	3,500	95
Apartment upgrades	760	21	10,508	286	11,268	307
Appliances	1,315	35	500	14	1,815	49
Carpeting/flooring	2,259	62	1,573	43	3,832	105
HVAC/mechanicals	634	17	2,315	63	2,949	80
Miscellaneous	404	11	102	3	506	14
Totals	$7,163	$195	$22,625	$616	$29,788	$811

(a)
Calculated using the weighted average number of units owned, including 35,188 core units, and 2007 acquisition units of 1,541 for the three months ended September 30, 2008 and 35,188 core units, and 2007 acquisition units of 1,229 for the three months ended September 30, 2007.

For the nine months ended September 30, 2008
(in thousands, except per unit data)
			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit(a)	Cap Ex	Per Unit(a)	Improvements	Per Unit(a)
New Buildings	$-	$-	$1,773	$48	$1,773	$48
Major building improvements	3,278	89	8,324	227	11,602	316
Roof replacements	909	25	2,501	68	3,410	93
Site improvements	1,185	32	5,041	137	6,226	169
Apartment upgrades	2,452	67	21,723	591	24,175	658
Appliances	3,774	102	504	14	4,278	116
Carpeting/Flooring	6,777	185	2,266	62	9,043	247
HVAC/Mechanicals	1,901	52	6,461	176	8,362	228
Miscellaneous	1,212	33	906	25	2,118	58
Totals	$21,488	$585	$49,499	$1,348	$70,987	$1,933

(a)
Calculated using the weighted average number of units owned, including 35,188 core units, 2007 acquisition units of 1,541 for the nine months ended September 30, 2008 and 35,188 core units and 2007 acquisition units of 916 for the nine months ended September 30, 2007.

Capital Expenditure Summary
The schedule below summarizes the breakdown of total capital improvements between core and non-core as follows:

For the three months ended September 30, 2008
($ in thousands, except per unit data)
			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit	Cap Ex	Per Unit	Improvements	Per Unit
Core Communities	$6,863	$195	$19,545	$555	$26,408	$750
2008 Acquisition Communities	-	-	-	-	-	-
2007 Acquisition Communities	300	195	3,080	1,999	3,380	2,193
Sub-total	7,163	195	22,625	616	29,788	811
2008 Disposed Communities	-	-	-	-	-	-
2007 Disposed Communities	-	-	-	-	-	-
Corporate office expenditures (1)	-	-	-	-	738	-
	$7,163	$195	$22,625	$616	$30,526	$811

For the nine months ended September 30, 2008
(in thousands, except per unit data)
			Non-		Total
	Recurring		Recurring		Capital
	Cap Ex	Per Unit	Cap Ex	Per Unit	Improvements	Per Unit
Core Communities	$20,587	$585	$43,638	$1,240	$64,225	$1,825
2008 Acquisition Communities	-	-	-	-	-	-
2007 Acquisition Communities	901	585	5,861	3,803	6,762	4,388
Sub-total	21,488	585	49,499	1,348	70,987	1,933
2008 Disposed Communities	14	184	-	-	14	184
2007 Disposed Communities	-	-	-	-	-	-
Corporate office expenditures (1)	-	-	-	-	2,927	-
	$21,502	$584	$49,499	$1,345	$73,928	$1,929

(1)
No distinction is made between recurring and non-recurring expenditures for corporate office.  Corporate office expenditures includes principally computer hardware, software and office furniture, fixtures and leasehold improvements.

Adjusted Net Operating Income - Core Properties
($ in thousands)

	Quarter	Quarter
	9/30/2008	9/30/2007	Change

Net Operating Income	$72,262	$70,460	2.6%

Less: Non-recurring Cap-ex @ 6%	(1,173)	-	-

Adjusted Net Operating Income	$71,089	$70,460	0.9%

Some of our Core Property NOI reflects incremental investments in the communities above and beyond normal capital replacements.  After charging ourselves a 6% cost of debt capital on these additional expenditures, what we refer to as the adjusted NOI for the quarter is recalculated and presented above.

Development Communities as of September 30, 2008
($ in thousands)

		# of		Estimated					%
	Property	Units at	Estimated	Costs	Costs	Construction	Initial	Construction	Physical
	Type	Completion	Costs	Per Unit	Incurred	Start	Occupancy	Completion	Occupancy

Completed:
Trexler Park West	Garden	216	$25,640	$118.7	$25,440	3Q 05	3Q 06	Aug-08	88.1%
Allentown, PA

Under construction:
1200 East West Highway	High Rise	247	74,000	299.6	27,955	2Q 07	1Q 10	1Q 10	n/a
Silver Spring, MD

The Courts at Huntington Station	Podium	421	123,000	292.2	43,325	1Q 08	1Q 10	2Q 11	n/a
Alexandria, VA

Pre-construction:
Falkland North	High Rise	1,059	317,700	300.0	1,656	2010	2012	2014	n/a
Silver Spring, MD

Ripley Street *	High Rise	300	tbd	tbd	16,778	tbd	tbd	tbd	n/a
Silver Spring, MD

Totals		2,243	$540,340	$240.9	$115,155

* Preliminary estimates.  A site plan for construction of up to 314 apartment units has been filed.  More detail will be provided in subsequent quarters.

2008 Earnings Guidance	Actual	Actual	Actual
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

2008 compared to 2007 based on NAREIT definition
FFO per share - 2008 guidance per NAREIT definition	$0.792	$0.899	$0.856	$.89 - $.93	$3.44 - $3.48

Midpoint of guidance	$0.792	$0.899	$0.856	$0.92	$3.46

FFO per share - 2007 actual per NAREIT definition	$0.726	$0.853	$0.835	$0.786	$3.202

Improvement projected	9.1%	5.4%	2.5%	17.0%	8.1%

2008 compared to 2007 based on "Operating FFO"
FFO per share - 2008 Operating FFO	$0.792	$0.899	$0.856	$.89 - $.93	$3.44 - $3.48

Midpoint of guidance	$0.792	$0.899	$0.856	$0.92	$3.46

FFO per share - 2007 Operating FFO	$0.766	$0.853	$0.835	$0.786	$3.242

Improvement projected	3.4%	5.4%	2.5%	17.0%	6.7%

"Operating FFO" is defined as FFO as computed under the strict interpretation of the NAREIT definition and adding back impairment and other non-recurring charges. Following the NAREIT definition created certain noise in 2007 due to the redemption of the 9.0% Series F Preferred Stock. The $1.9 million in issuance costs originally incurred in 2002 was recorded as a reduction to shareholders' equity. Upon redemption in the first quarter of 2007, the $1.9 million was reflected as a reduction from both net income available to common shareholders and Funds From Operations available to common shareholders. Operating FFO for the year exceeded the results as measured under the NAREIT definition by approximately four cents per share in 2007 as this $1.9 million was added back for Operating FFO purposes.

		Actual	Actual	Actual
		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	Year
Assumptions for mid-point of guidance:
Same store revenue growth	see notes (1) & (2)	3.5%	2.8%	3.4%	4.1%	3.5%

Same store expense growth	see note (3)	3.0%	0.6%	4.6%	3.8%	3.0%

Same store NOI growth		4.0%	4.3%	2.6%	4.3%	3.8%

Same store 2008 physical occupancy		94.9%	95.1%	95.1%	95.0%	95.0%

Same store 2007 physical occupancy		94.4%	95.0%	95.0%	94.6%	94.8%

Difference in occupancy		0.5%	0.1%	0.1%	0.4%	0.2%

Annual growth by region: (as originally published in February 2008)

	2007	2008 Same Store Growth Projection
	% of NOI	Revenue	Expenses	NOI
Philadelphia	15.0%	4.5%	3.2%	5.5%
Washington, DC	26.9%	4.2%	4.6%	3.9%
Baltimore	17.4%	3.9%	2.5%	4.8%
Florida	1.9%	3.9%	5.8%	2.2%
Chicago	4.2%	3.5%	8.6%	-1.1%
New Jersey/Long Island/Hudson Valley	26.0%	3.4%	5.7%	1.6%
Maine	1.5%	2.6%	5.4%	0.8%
Boston	7.1%	2.3%	2.5%	2.2%
Total	100.0%	3.8%	4.5%	3.3%

2008 Earnings Guidance

(1)	Rental rates are projected to increase 2.8%. Economic occupancy is expected to decrease 0.2% for the year, resulting in 2.6% rental revenue growth.

(2)
Property other income is expected to increase year over year, increasing the 2.6% rental revenue growth to 3.5% total revenue growth. Driving this increase is a $3.2 million marginal increase in utility recovery income.

The water and sewer recovery is not affected significantly by seasonality and we expect a consistent revenue stream each quarter.  The heating cost recovery revenue will be much higher in the winter months, and accordingly lower in the warmer months, so this will create a certain "lumpiness", but will match up better with our period of higher costs.  The breakdown by quarter for the combined recovery is as follows:

	(In thousands)
	Actual	Actual	Actual
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year
Utility recovery - 2008	$6,738	$4,670	$3,460	$6,030	$20,898

Utility recovery - 2007	$5,740	$4,532	$2,802	$4,613	$17,687

Difference	$998	$138	$658	$1,417	$3,211

(3)	Expense growth rates assumed for the midpoint of guidance for every expense category are as follows:

		% of Total	% Increase
		Expenses	Over 2007
	Electricity	4.5%	6.6%
	Natural gas heating costs	10.6%	-2.7%
	Water and sewer	7.2%	3.1%
	Repairs and maintenance	15.3%	4.5%
	Total personnel costs	23.6%	1.4%
(a)	Real estate taxes	24.3%	6.2%
	Property insurance	6.0%	9.4%
	Advertising	2.4%	-3.0%
	Legal & Professional	0.8%	5.4%
	Office & telephone	2.5%	1.6%
(b)	Corporate apartment expense	0.4%	-19.9%
	Snow removal	0.5%	-21.4%
(c)	Trash	1.9%	17.5%
		100.0%	3.0%

(a)
 Real estate taxes will be a tough comparison due to "noise" in the 2007 results. The first quarter increased 8% as the 2007 period included $387 thousand of previous years' refunds from a tax assessment reduction.  The third quarter increased only 1% as the 2007 period included a $500 thousand tax true-up due to an assessment increase.  Finally, the fourth quarter is projected to increase 9.7% as the year ago period included $582 thousand of a one-time benefit as Chicago taxes were successfully reduced.

(b)	Corporate apartment expense (a component of office and telephone) is projected to decrease as the level of additional corporate income has also decreased.

(c)
Trash removal expense is projected to increase double digits due to a tough comparison to 2007.  We had been enjoying costs much lower than market due to our participation in a national buying group.  The largest supplier has left this group, such that our costs in 2008 reflect costs closer to market. In addition, collectors are starting to add fuel surcharges.

2008 Earnings Guidance

(4)	G & A costs are expected to increase 5.4%. The run rate is projected as follows:

	(In thousands)
	Actual	Actual	Actual
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

2008 projected	$6,219	$6,620	$5,948	$6,550	$25,337
2007 Actual	$5,518	$5,952	$6,159	$5,783	$23,412
Difference	$701	$668	$(211)	$767	$1,925

The run rate above included $960 thousand expensed for the Development Department in 2007,  which is projected to increase to $1.4 million in 2008.  The fourth quarter includes increased incentive compensation due to higher FFO growth now projected.

(5)
Interest and dividend incomefor 2007 was substantially higher as proceeds from asset sales  were held in cash until invested permanently into property, debt repayment and stock buyback.  The run rate is projected as follows:

	(In thousands)
	Actual	Actual	Actual
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Year

2008 projected	$120	$19	$20	$25	$184
2007 Actual	$1,207	$83	$396	$277	$1,963
Difference	$(1,087)	$(64)	$(376)	$(252)	$(1,779)

(6)	Other income - the higher level in the first quarter of 2007 was due to a post-closing consulting agreement from the Upstate NY sale. The run rate is projected as follows:

		(In thousands)
		Actual	Actual	Actual
		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	Year

	2008 projected	$192	$86	$30	$50	$358
	2007 Actual	$775	$58	$229	$62	$1,124
	Difference	$(583)	$28	$(199)	$(12)	$(766)

		(In millions)
		Actual	Actual	Actual
		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	Year
(7) Acquisition pace (cap rate avg of 6.7% assumed)		$0	$0	$0	$102	$102

(8) Disposition pace (4th qtr cap rate avg of 6.7%)		$65	$0	$0	$50	$115

		(In millions)
		Actual	Actual	Actual
		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	Year
(9) Stock buyback activity		$50	$0	$0	$0	$50

		(In millions)
		Actual	Actual	Actual
		First	Second	Third	Fourth
		Quarter	Quarter	Quarter	Quarter	Year
(10) Exchangeable Senior Note redemption activity		$0	$0	$0	$18	$18